Exhibit 10.1

FIRST AMENDMENT
TO THE AMENDED AND RESTATED
ABERCROMBIE & FITCH CO. SHORT-TERM CASH
INCENTIVE COMPENSATION PERFORMANCE PLAN

This First Amendment (this “Amendment”) to the Amended and Restated Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Incentive Plan”) is effective as of the date hereof (the “Amendment Effective Date”).

WHEREAS, Abercrombie & Fitch Co. (the “Corporation”) maintains the Incentive Plan;

WHEREAS, pursuant to the authority of the Board of Directors of the Corporation (the “Board”) to amend the Incentive Plan, the Corporation desires to amend the Incentive Plan to clarify certain provisions with respect to the Company’s Compensation and Recoupment Policy;

NOW, THEREFORE:

1. The last sentence of the Incentive Plan is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, to the extent permitted by applicable law, the Committee shall have the sole discretion to determine whether to enforce these clawback rights.”

2. Except as amended hereby, the provisions of the Incentive Plan shall continue in full force and effect, and no other provisions in the Incentive Plan shall be deemed amended except as may be necessary to effectuate this Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on August 16, 2023, to be effective as of the Amendment Effective Date.

ABERCROMBIE & FITCH CO.

/s/ Gregory J. Henchel
By: Gregory J. Henchel
Its: Executive Vice President, General Counsel and Corporate Secretary